Exhibit 5.1

December 14, 2009

Innovative Solutions and Support, Inc.
720 Pennsylvania Drive
Exton, Pennsylvania 19341

Re:                               Form S-8 Registration Statement

Gentlemen and Ladies:

We have acted as counsel to Innovative Solutions and Support, Inc., a Pennsylvania corporation (the “Company”), in connection with the preparation and filing of a registration statement on Form S-8 (the “Registration Statement”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the issuance and sale of up to 1,200,000 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) which may be issued by the Company pursuant to the Innovative Solutions and Support, Inc. 2009 Stock-Based Incentive Compensation Plan (the “Plan”).  This opinion is being furnished to the Company in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the Securities Act, and no opinion is expressed herein as to any matter other than as to the legality of the shares of Common Stock to be issued and sold pursuant to the Plan (the “Shares”).

In rendering the opinion expressed below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents as we have deemed necessary or appropriate as a basis for rendering this opinion, including the following documents:

(1)                                  the Registration Statement;

(2)                                  the Plan; and

(3)                                  the Amended and Restated Articles of Incorporation, as amended (the “Charter”) and the Amended and Restated Bylaws, as amended, of the Company which are filed as Exhibits 3.1 and 3.2, respectively, to the Registration Statement.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as original documents, and the conformity to original documents of all documents submitted to us as copies, the legal capacity of natural persons who are signatories to the documents examined by us, and the legal power and authority of all persons signing on behalf of parties to all documents.

In rendering the opinion expressed below, we have assumed that (i) prior to the issuance of any of the Shares, there will exist under the Charter the requisite number of authorized but unissued shares of Common Stock, and (ii) appropriate certificates representing shares of Common Stock will be executed and delivered upon the issuance and sale of any such Shares, and that such certificates will comply with the applicable requirements of the laws of the Commonwealth of Pennsylvania.  In addition, we have assumed that (x) option grants or stock awards under the Plan pursuant to which the Shares are issuable will have been duly authorized and issued by the Company in accordance with the terms of the Plan and any relevant agreements thereunder and in accordance with the Charter and the laws of the Commonwealth of Pennsylvania, (y) the resolutions authorizing the Company to issue the Shares in accordance with the terms and conditions of the Plan will remain in effect and unchanged at all times during which the Shares are issued by the Company, and (z) the Registration Statement, and any amendments thereto, at the time of issuance of the Shares, will continue to be effective under the Securities Act.

On the basis of the foregoing and subject to the assumptions and qualifications set forth in this letter, we are of the opinion that when (i) the Registration Statement has become effective under the Securities Act, and (ii) the Shares are issued and delivered against receipt by the Company of payment therefor in accordance with the terms of the Plan, and any relevant agreements thereunder, the Shares will be validly issued, fully paid and nonassessable.

The opinion expressed herein is limited to the Business Corporation Law of the Commonwealth of Pennsylvania, as amended, and we express no opinion herein concerning the laws of any other jurisdiction.

This opinion has been rendered to the Company in connection with the filing of the Registration Statement and is solely for the benefit of the Company in connection with such filing.  This opinion may not be used or relied on by any other person, nor may this letter or any copies hereof be furnished to a third party, filed with a government agency, quoted, cited or otherwise referred to without our prior written consent, except as provided below.  We assume no obligation to advise you of any changes in the foregoing subsequent to the date hereof.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm wherever appearing in the Registration Statement.  In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

Dechert LLP